The Agreement of Cooperative Rights & Interests Assignment

This agreement of cooperative rights & interests transfer is conclude on September 13, 2002 in Shenzhen, China by and between

On one side

Party A (the assignor): Big Sky Network Canada Ltd.
Place of registration: British Virgin Island
Domicile: 2080,440-2,SW, Calgary, Alberta, Canada
Legal representative: Matthew Heysel
Title: Board Chairman
Nationality: Canada
Telephone: 001-403-234-8885
Fax: 001-403-265-8808

And

Party B (the assignee): Winsco International Limited
Place of registration: British Virgin Island
Domicile: 9/F, China Merchants Tower, No 152-155, Connaught Road Central, Hong Kong
Legal representative: Gu liji
Title: Board Chairman
Nationality: China
Telephone: 00852-25592928
Fax: 00852-25591255

Whereas:

1. Both Party A and Party B are limited liability companies incorporated and existing under the laws of British Virgin Island;

2. Shenzhen China Merchants Tianyu Network Ltd. (hereinafter referred to as "cooperation company") is a sino-foreign contractual joint venture jointly established by Party A and China Merchants Shekou Industrial Zone Ltd. and thereafter existing in accordance with the laws of China, to which Party A is entitled to cooperative rights & interests subject to the provisions of the cooperation contract.

3. Party A desires to assign its cooperative rights & interests within the cooperation company to Party B and the Board of Directors of the cooperation company has made affirmative decision in regard to the issue of rights & interests assignment.

In considering of the mutually expressed herein, the parties hereby agree as follows in regard to the issue of rights & interests assignments.

Article 1-Definition

1.1 Unless this agreement stipulates otherwise, the following terms shall have the meaning described below in this agreement:

"Rights & interests assignment" shall mean Party A's assignment of all of its cooperative rights & interests within the cooperation company to Party B.

"Examining & approving authority" shall mean the Foreign Trade & Economic Cooperation Ministry of People's Republic of China or its agencies, or local people's governments authorized by the State Council of People's Republic of China or relevant divisions of State Council, as the context requires;

"Date of the approval of the cooperative rights & interests assignment" shall mean the date on which the examining & approving authority approves the above said assignment of the cooperative rights & interests and issue the renewed certificate of approval for foreign investment to the cooperation company;

"Date of the completion of the cooperative rights & interests assignment" shall mean the date on which the industry & commerce administrative authority completes the alteration registration of the cooperative rights & interests assignment and issues the renewed business license to the cooperation company;

"Term of the cooperative rights & interests assignment" shall the period of time from the date on which Party A, Party B and China Merchants Shekou Industrial Zone Ltd. cosign "the agreement of the solutions on issues related to the cooperative contract with regard to Shenzhen China Merchants Tianyu Network Ltd." to the date of the completion of the cooperative rights & interests assignment".

"Price of the cooperative rights & interests assignment" shall mean the price at which Party A shall, in accordance with the stipulations of article 4.1 and article 4.2, charge Party B when Party A assigns all of its cooperative rights & interests within the cooperation company to Party B;

"Operation and management rights" shall mean the rights of decision, control and disposal in handling of issues like the business operation, administration, fiscal matters, human resources and assets of the cooperation company, which shall be entitled to the operation and management authorities with the general manager of the cooperation company at its head.

"Contingent liabilities" shall mean actual/potential obligations to be performed, which are resulted from the transactions or proceedings already conducted related to the cooperation company, which includes: leases, purchases& sales, pending arbitrations or lawsuits, security modes (guaranty, mortgage, pledge, lien and deposit), or unenforced contracts, unfulfilled payment of worker's social security fee and overdue salaries, and the economic benefits of the cooperation company are expected to decrease through its fulfillment of such liabilities.

1.2 Miscellaneous - The titles of each article are set only for the convenience of reference, which shall be omitted in the construction of this agreement of rights & interests assignment.

Article 2-The assignment of cooperative rights & interests

2.1 Party A shall, in accordance with the terms and conditions as provided in this agreement, assign all of its rights and interests within the cooperation company to Party B along with its according rights and obligations thereof.

2.2 Party B shall, in accordance with the terms and conditions as provided in this agreement, assume Party A's rights and interests within the cooperation company along with its according rights and obligations thereof.

2.3 Party B shall, from the effective date of this agreement, assume all the profits and deficits which are entitled to Party A originally and resulted from its cooperative rights & interests within the cooperation company under the agreement, and in the meantime assume other creditor's rights and liabilities in the cooperation company's name which are entitled to Party A originally.

2.4 For the purpose of article 2.3, Party A has already caused the cooperation company to provide Party B with a faithful and complete disclosure in regard to the contingent liabilities of the cooperation company, while such contingent liabilities as incurred by possible operations of the cooperation company which are conducted within the scope of the operation and management rights provided by the board of directors are not included.

2.5 After the agreement goes into effect, all the liabilities which are to be settled and shall be born by Party A originally, that is, the ones expect the contingent liabilities resulted from operations of the cooperation company which are conducted within the scope of the operation and management rights provided by the board of directors according to the stipulation of article 2.4, shall be settled by Party B through subrogation, and Party B may have recourse to Party A afterwards.

Article 3-The transfer of the operation & management rights

3.1 With a view to securing a peaceful transition of the cooperation company and Party B's effective exertion of its rights as a shareholder after the date of the approval of the cooperative rights & interests assignment, Party A will, during the term of the cooperative rights & interests assignment, transfer its operation & management rights regarding the cooperation company to Party B and China Merchants Shekou Industrial Zone Ltd., the other shareholder of the cooperation company.

3.2 In considering of a smooth transfer of the operation & management rights, Party A, Party B and China Merchants Shekou Industrial Zone Ltd. will set up a joint work group with acting general manager at its head to handle the operation & management issues during the term of the cooperative rights & interests assignment; The station time and the scope of obligations & rights of the above said joint work group shall be specified otherwise.

3.3 The operation & management rights of the above said cooperation company shall be regarded as having transferred completely ten working days as of the date of the above said joint work group's station into the cooperation company.

3.4 Where the examining & approving authority gives no approval to this agreement, Party A and Party B shall, together with China Merchants Shekou Industrial Zone Ltd., otherwise decide the scope of responsibilities, members and rights of the above said joint work group.

Article 4-The price and payment mode of the

cooperative rights & interests assignment

4.1 The aggregate cooperative rights & interests of Party A within the cooperation company shall be priced at 2,280,000 US Dollars and both parties agree on the above said price as the price of the cooperative rights & interests assignment.

4.2 Party B shall make payment to Party A for the price of the cooperative rights & interests assignment in installment according to the following procedures:

(1) to pay Party A 10% of the above said price of the cooperative rights & interests assignment, that is, 228,000 US Dollars as advanced payment within 5 working days after the signing of this agreement;

(2) to pay Party A 30% of the above said price of the cooperative rights & interests assignment, that is, 684,000 US Dollars as advanced payment within 5 working days after the complete transfer of the operation & management rights of the cooperation company as prescribed in article 3.

(3) where the examining & approving authority gives no approval to this agreement, Party A shall return Party B all of the prepaid amount of the price of the cooperative rights & interests assignment, that is, 912,000 US Dollars and interests thereof aggregately, within 5 working days upon the date of the non-approving decision is made.

(4) to pay Party A 30% of the above said price of the cooperative rights & interests assignment, that is, 684,000 US Dollars within 5 working days upon the date of the approval of the cooperative rights & interests assignment;

(5) to pay Party A 25% of the above said price of the cooperative rights & interests assignment, that is, 570,000 US Dollars within 5 working days upon the date of the completion of the cooperative rights & interests assignment;

(6) to pay Party A 5% of the above said price of the cooperative rights & interests assignment, that is, 114,000 US Dollars within 5 working days as of the expiration of 3 months upon the date of the approval of the cooperative rights & interests assignment.

Article 5-Commitments

5.1 Party A herein makes the following commitments:

(1) having not created any mortgage, pledge, lien or guaranties in other forms or any third party's rights & interests (China Merchants Shekou Industrial Zone Ltd. not include) which is related to or affects its cooperative rights & interests within the cooperation company, or any agreements, arrangements or commitments which may lead to the creation of the above said guaranties or third party's rights & interests (China Merchants Shekou Industrial Zone Ltd. not include);

(2) to work jointly with Party B and the cooperation company for the arrangement of the approval application required by the cooperative rights & interests assignment;

(3)to work jointly with Party B and the cooperation company for the registrations related to the cooperative rights & interests assignment to the relevant authority;

(4) to dictate its assigned board directors' resignation from the board of directors of the cooperation company at the date of the approval of the rights & interests assignment;

(5) to assist the cooperation company properly in the proper handling of unfulfilled contracts which are recommended to be entered into by Party A and involve employees and expert services of the cooperation company, and to secure that no major disputes, charges, requests for rights and litigations shall arise out of such contracts;

(6) unless this agreement stipulates otherwise, all the expenses and costs occurred in relation to Party A's discussions of this agreement, its performances of the obligations under the agreement and its executions of the transactions expected in the agreement (legal fee and accountant fee included) shall be covered by Party A at its full responsibility; any of the administrative costs which result from the cooperative rights & interests assignment and shall be paid by Party A according to the laws and regulations of China and any tax fees shall be born by Party A fully; in case that the paying party is not specified according to the current laws and regulations of China in relation to any administrative costs regarding the cooperative rights & interests assignment, the costs shall, subject to prevailing business practice, be covered by Party A and Party B jointly.

5.2 Party B herein makes the following commitments:

(1) to work jointly with Party A and the cooperation company for the arrangement of the approval application required by the cooperative rights & interests assignment;

(2) to assume the rights and obligations originally undertook by Party A and assigned to Party B which are related to the cooperative rights & interests of the cooperation company and prescribed in its articles of association as of the effective date of this agreement;

(3) to work jointly with Party A and the cooperation company for the registrations related to the cooperative rights & interests assignment to the relevant authority;

(4) to cause the cooperation company to apply for renewed business license after the date of the approval of the cooperative rights & interests assignment and conduct all of the other registrations required;

(5) unless this agreement stipulates otherwise, all the expenses and costs occurred in relation to Party B's discussions of this agreement, its performances of the obligations under the agreement and its executions of the transactions expected in the agreement (legal fee and accountant fee included) shall be covered by Party B at its full responsibility; any of the administrative costs which result from the cooperative rights & interests assignment and shall be paid by Party B according to the laws and regulations of China and any tax fees shall be born by Party B fully; in case that the paying party is not specified according to the current laws and regulations of China in relation to any administrative costs regarding the cooperative rights & interests assignment, the costs shall, subject to prevailing business practice, be covered by Party A and Party B jointly.

Article 6-Representations and Pledges

6.1 Party A and Party B herein make the following representations and pledges:

(1) to have all of their certifications, registrations and records in accordance with the requirements of their registration places;

(2)to be legally bound by the relevant obligations prescribed in this agreement;

(3) to have sufficient rights and capacities to conduct the cooperative rights & interests assignment, and having obtained or taken all the licenses, steps and activities necessary for the implementation of the cooperative rights & interests assignment;

(4) unless the examining & approving authority gives no approval to this agreement, the industry & commerce administration organ accepts no registration alteration regarding the cooperative rights & interests assignment, or either party or both parties fail to perform the obligations as prescribed in this agreement, neither party may not resort to any other means for unilateral legal actions against the other party and/ or the cooperation company and / or China Merchants Shekou Industrial Zone Ltd. in seeking of any unilateral interests.

(5) unless disclosures and publicizing are required by the laws and regulations, the parties shall keep confidential of the business materials of the parties involved under this agreement, and this confidentiality clause shall survive the rescind or termination of this agreement.

6.2 The representations and pledges stipulated above are made upon the date of the signing of this agreement of cooperative rights & interests assignment and the date of the approval of the cooperative rights & interests assignment.

Article 7-Liabilities for breach of contract

7.1 A breach of contract is constituted where either party violates the commitments, representations and pledges made in this agreement, or violates or fails to perform any of its obligations under this agreement.

7.2 The default party shall reimburse the other party for the actual economic losses inflicted by any of the above said defaults.

Article 8-Dispute settlements

8.1 Any disputes arising from or related to this agreement shall be settled by the parties through friendly consultations within 30 days after either party informs the other party about the dispute in writing.

8.2 Where the parties fail to reach a settlement in regard to the dispute within the period stipulated above, either party may submit the dispute to China International Economy & Trade Arbitration Committee for arbitration; the arbitration court shall consist of 3 arbitrators and the arbitration shall be proceeded in accordance with the arbitration rules of China International Economy & Trade Arbitration Committee; either party is respectively entitled to make the appointment of 1 arbitrator, and the third arbitrator shall be appointed by the parties jointly or by the director of the arbitration committee; the arbitration shall be proceeded in Chinese language in Shenzhen, China; the ruling given by the arbitration court shall be of final authority and thus binding on both parties; the arbitration costs shall be covered by the losing party.

8.3 In case that a dispute arises and has been submitted for arbitration, both parties shall continue their executions and performances of other rights & obligations under this agreement except those related to the issue in dispute.

Article 9-Supplementary provisions

9.1 This agreement shall be governed by Chinese laws and shall be constructed in accordance with the Chinese laws currently in force.

9.2 This agreement shall be signed by Party A and Party B and notarized by the notary office at the location of the cooperation company and shall take effect as of the date of the approval of the cooperative rights & interests assignment.

9.3 The parties may, subject to consensus through consultations, conclude supplementary agreements in writing for supplement and amendment to this agreement, and the supplementary agreement shall be signed by Party A and Party B and notarized by the notary office at the location of the cooperation company and shall take effect upon the approval of the examining & approving authority.

9.4 The parties have caused this agreement to be signed by their respective legal representatives or authorized representatives as of the date first above written.

9.5 This agreement shall be made in duplicate and signed in Chinese, each copy being equal in legal effects; Party A and Party B shall hold two copies respectively, and the other copies shall be reserved for use during the related procedures such as examining & approving and registration.

Party A: BIG SKY NETWORK CANADA LTD.

Authorized Representative: /s/ Matthew Heysel

Party B: WINSCO INTERNATIONAL LIMITED (Seal)

Authorized Representative: /s/ Gu Liji

We consent to the conditions of transferring the Cooperative Rights and Interests stated in this Agreement and we abandon our First Rights of Refusal under the original Cooperative Joint Venture Contract.

China Merchants Shekou Industrial Zone Ltd.

(Seal)